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                                                                     EXHIBIT 2.3


                        SECOND AMENDMENT TO CONTRIBUTION
                             AND EXCHANGE AGREEMENT

     THIS SECOND AMENDMENT TO CONTRIBUTION AND EXCHANGE AGREEMENT, dated as of August 27, 1997 (this "Amendment"), is by and among Robert C. Tanklage ("Tanklage"), TSG2 L.P., a Delaware limited partnership ("TSG2"), TSG2 Management, L.L.C., a Delaware limited liability company ("TSG2 Management"), Keith Lively ("Lively"; and together with TSG2 and TSG2 Management, the "LV Foods Owners") and Authentic Specialty Foods, Inc., a Texas corporation ("ASF").

     WHEREAS, the parties hereto have entered into that certain Contribution and Exchange Agreement, dated as of June 20, 1997 and as amended by that certain First Amendment to Contribution and Exchange Agreement dated as of July 30, 1997 (as previously amended and as amended hereby, the "Agreement") (capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement); and

     WHEREAS, the parties desire to amend certain provisions of the Agreement;

     NOW THEREFORE, for and in consideration of the mutual benefits derived and to be derived from the Agreement and this Amendment by each party hereto, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The fourth "WHEREAS" clause of the Agreement is hereby amended to read in its entirety as follows:

          WHEREAS, ASF is currently contemplating an initial public offer and sale of 4,000,000 shares of its common stock, par value $1.00 per share (the "ASF Common Stock") pursuant to a firm commitment underwriting, which offer and sale of shares (the "Initial Public Offering") will be registered pursuant to a registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC");

     2. The fifth "WHEREAS" clause of the Agreement is hereby amended to read in its entirety as follows:

          WHEREAS, ASF intends to use a portion of the proceeds from the Initial Public Offering to redeem 788,500 shares of ASF Common Stock owned by The Shansby Group and TSG International (the "Shansby Redemption") for a per share purchase price equal to the price to public in the Initial Public Offering less the underwriters' discounts and commissions (the "Net Offering Price");

     3. Except as expressly set forth herein, the terms and provisions of the Agreement are hereby ratified and confirmed.



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     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the date first written above.

                              /s/ ROBERT C. TANKLAGE
                              --------------------------------------
                              ROBERT C. TANKLAGE

                              TSG2 L.P.

                              By: TSG2 Management, L.L.C., its general partner


                              By: /s/ CHARLES H. ESSERMAN
                                 -----------------------------------
                                 Charles H. Esserman
                                 Managing Member


                              TSG2 MANAGEMENT, L.L.C.


                              By: /s/ CHARLES H. ESSERMAN
                                 -----------------------------------
                                 Charles H. Esserman
                                 Managing Member

                              /s/ KEITH LIVELY
                              --------------------------------------
                              KEITH LIVELY


                              AUTHENTIC SPECIALTY FOODS, INC.


                              By: /s/ KEITH LIVELY
                                 -----------------------------------
                                 Keith Lively
                                 Chief Executive Officer




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